Exhibit 99.1

Bradford Walton 415-254-7168, bradford.walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Bradford Walton 415-254-7168, bradford.walton@ball.com

Ball Completes Sale of Aerospace Business

WESTMINSTER, Colo., February 16, 2024 — Ball Corporation (NYSE: BALL) the world’s leading producer of sustainable aluminum packaging for global beverage and household brands, today announced that the company completed the sale of its aerospace business for approximately $5.6 billion subject to customary closing adjustments.

“Today marks a significant milestone in Ball’s 144-year history. We extend our best wishes for continued success to our former colleagues and their new BAE Systems, Inc. teammates. Ball will utilize the approximately $4.5 billion of after-tax cash proceeds to reduce leverage, return value to shareholders and embark on the next step in our journey with greater financial flexibility and a focused purpose of advancing sustainability through aluminum packaging solutions that support a world free from waste. Our culture, purpose, operating model, and team are aligned with current and future shareholders’ interests by acting responsibly, delivering innovation at scale, and generating cash flow and higher EVA returns to accelerate shareholder value creation now and beyond," said Daniel W. Fisher, chairman and chief executive officer.

“As previously communicated, the company will use approximately $2 billion of the after-tax proceeds to reduce net debt and use approximately $2 billion of the after-tax proceeds to return value to shareholders via share repurchases and utilize the remaining proceeds to further strengthen the balance sheet,” said Howard Yu, executive vice president and chief financial officer.

Morgan Stanley & Co. LLC served as Ball Corporation's financial advisor. Skadden, Arps, Slate, Meagher and Flom LLP and Axinn Veltrop and Harkrider LLP served as Ball Corporation's legal and regulatory advisors for the transaction.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers. Ball Corporation employs 16,000 people worldwide (excluding divested aerospace staff) and reported 2023 net sales of $14.03 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Forward-Looking Statement

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates,” “believes,” and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and

Exhibit 99.1

uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Additional factors that might affect: a) Ball’s packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass through increased costs; war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on Ball’s supply chain and its ability to operate in Europe, the Middle East and Africa regions generally; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and orders affecting goods produced by Ball or in its supply chain, including imported raw materials; and b) Ball as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Federal Drug Administration and other actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; inflation; rates of return on assets of Ball’s defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies, including policies, orders, and actions related to COVID-19; reduced cash flow; interest rates affecting Ball’s debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball’s operating results and business generally.

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